                                                                    Exhibit 99.1

          AMCOMP ANNOUNCES $30 MILLION LINE OF CREDIT WITH REGIONS BANK

NORTH PALM BEACH,  FL,  SEPTEMBER 4, 2007 - AmCOMP,  Inc.  (Nasdaq:  AMCP) today announced  that  it  has  received  a  commitment  for  a  $30  million  secured non-revolving  line of credit from Regions  Bank.  AmCOMP  expects that the loan will be finalized and definitive loan documents will be executed within the next
60 days. Under the terms of the commitment for the loan, the interest rate is to be a floating  rate of 160 basis  points  over  London  Interbank  Offered  Rate
("LIBOR").  Advances under the commitment  will be available for up to two years from the date of closing.  Fundings under the commitment  will have a seven-year fully  amortizing term and can be repaid at any time without  penalty.  The loan has no fees  associated  with  it  other  than a 1/4%  non-usage  fee per  annum pro-rated  for the amount of loan  principal  which is not drawn down by AmCOMP.
The  loan is to be  collateralized  by the  stock  of a  wholly-owned  insurance subsidiary  of  AmCOMP  and  certain  intercompany  surplus  notes.  The loan is designated for strategic and general corporate purposes.

Fred R. Lowe, Chief Executive  Officer and President of AmCOMP,  commented:  "We are pleased with the terms of the loan, which we believe reflects Regions Bank's confidence  in  AmCOMP's  business  strategy  and which  gives us the  necessary
financial   flexibility  to  continue  to  pursue  our  strategic   goals.   Our
relationship with Regions Bank, a successor to AmSouth Bank, has been a critical factor in the success of our company."

AmCOMP has enjoyed a 7-year commercial  banking  relationship with AmSouth Bank, which was recently  acquired by Regions Bank. A subsidiary of Regions  Financial
Corporation,  Regions  Bank  serves  customers  in 16 states  across  the South,
Midwest and Texas, operates 1,900 banking offices and a 2,400-ATM network.

ABOUT AMCOMP
With roots dating back to 1982,  AmCOMP  Incorporated  is an  insurance  holding company whose wholly owned subsidiaries,  AmCOMP Preferred and AmCOMP Assurance, are  mono-line  workers'  compensation  insurers  with  products  that  focus on value-added services to policyholders. Currently marketing insurance policies in
15 core  states  and  targeting  small to  mid-sized  employers  in a variety of industries, AmCOMP distributes its products through independent agencies.

FORWARD-LOOKING STATEMENTS
Statements  made in this press  release,  including  those  about the  Company's financial  condition  and results of  operations  and about its future plans and objectives that are not based on historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section  21E of the  Securities  Exchange  Act of 1934,  as  amended.  The words
"believe," "expect," "plans," "intend," "project,"  "estimate," "may," "should,"
"will,"  "continue,"   "potential,"  "forecast"  and  "anticipate"  and  similar
expressions  identify  forward-looking  statements.  Any such statements involve known and unknown risks,  uncertainties  and other factors,  including those set forth  under the  heading  "Risk  Factors"  in the  Company's  filings  with the
Securities  and  Exchange  Commission.  Such factors may cause  AmCOMP's  actual performance,  condition and  achievements  to be materially  different  than any future performance,  condition and achievement  discussed in this press release.

All subsequent written and oral forward-looking statements attributable to us or individuals  acting on our behalf are expressly  qualified in their  entirety by these  cautionary  statements.  We undertake no obligation to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Kumar Gursahaney
Chief Financial Officer
AmCOMP Incorporated
561-840-7171 ext. 11700
                                       ###